GUARANTY AGREEMENT

   THIS GUARANTY AGREEMENT, made and entered into this 31st day of July, 1996, by and among W. BENNETT COLLETT, an individual, (the "Guarantor"); and PIONEER BANK, A Kentucky corporation, (the
"Lender").

   WHEREAS, FREEDOM FINANCIAL CORPORATION, having an address of 2669 Charlestown Road, Suite D, New Albany, IN 47150 ("Borrower"), desires to transact business with and to obtain credit from the PIONEER BANK, a Kentucky corporation, having an address at P.O. Box 669, Munfordville, KY 42765, ("Lender"); and

   WHEREAS, Lender is unwilling to extend credit to Borrower unless the undersigned, W. BENNETT COLLETT ("Guarantor"), shall guarantee payment to Lender of the obligations of Borrower, as hereinafter defined;

   NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and to induce Lender from time to time, in its discretion, to extend credit to Borrower, and acknowledging that Lender in extending such credit shall rely on this Guaranty, Guarantor for himself, and his successors (including, without limitation, by operation of law) and assigns, hereby unconditionally and irrevocably guarantees to Lender, its successors and assigns, including each and every holder or owner of any obligations of Borrower which are guaranteed hereby (each reference to Lender shall be construed to refer to each such holder or owner), the prompt payment when due and at all times thereafter of:

   (A) All principal advanced pursuant to and interest (including but not limited to any interest due after default, interest accruing after any insolvency of Borrower or filing by Borrower of a petition for relief under federal or state bankruptcy laws, and late charges) due under the certain promissory note (the "Note") dated the 31st day of July, 1996, made by Borrower to the order of Lender totaling in face principal amount of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS AND NO/CENTS ($1,800,000.00) and any renewals, extensions, or amendments of the note, or any substitutions or replacements for the note; and

   (B) All fees, expenses, costs, and charges of any nature whatsoever, including, without limitation, reasonable attorney fees of Lender, required to be paid by Lender in enforcing any of its rights and remedies under the note, or the Stock Pledge Agreement by and among Borrower and Lender (the "Stock Pledge Agreement") or the Loan Agreement (the "Loan Agreement") entered into among Lender and Borrower pursuant to which the note was issued, or any other "Loan Documents" as defined in the Loan Agreement, or any other document or instrument heretofore, contemporaneously herewith, or hereafter given to secure any of the obligations (collectively, the "Loan Documents"); and

   (C) The due and punctual performance and observance of all other agreements, obligations, warranties and representations of Borrower to Lender under any Loan
   Document; and

   (D) Any and all other debts, liabilities and obligations of Borrower to Lender, whether created directly by Borrower or acquired by assignment or otherwise, whether joint or several, matured or unmatured, absolute or contingent, and whether now existing or hereafter arising;

(all of which are hereinafter collectively referred to as the "obligations"); provided, however, anything contained in this Guaranty to the contrary notwithstanding, the maximum aggregate liability of Guarantor hereunder shall not exceed at any one time $1,800,000.00.

   This guaranty is a continuing guaranty and shall remain in full force and effect so long as any of the obligations have not been fully paid or performed; provided, however, anything contained in this guaranty to the contrary notwithstanding, this guaranty shall terminate on the 31st day of July, 1998, (which is one year following the maturity of the Note), except that such termination shall not affect the liability of Guarantor with respect to

   (a) obligations created or incurred prior to such date, or

   (b) extensions or renewals of, interest accruing on, or fees, costs, or expenses, including reasonable attorney fees, incurred with respect to, such obligations on or after such date.

The liability of Guarantor under this Guaranty shall continue, notwithstanding the payment in full of the obligations, if any payments made on the obligations are subsequently recovered from Lender under any federal, state, or other bankruptcy, insolvency, or similar law. Lender shall have the right of immediate recourse against Guarantor for full and immediate payment of the obligations guaranteed at any time after the obligations, or any part thereof, have not been paid in full according to the tenor and under the terms of the instrument governing such obligations, whether on demand, at fixed maturity, or maturity accelerated by reason of a default.

   This guaranty is a guaranty of payment, not of collection, and the Guarantor therefore agrees that Lender shall not be obligated prior to or as a condition to seeking recourse against or receiving payment from Guarantor, to do any of the following (although Lender may do so, in whole or in part, at its sole option), all of which are hereby unconditionally waived by
Guarantor:

   (A) Take any steps whatsoever to collect from Borrower or to file a claim of any kind against Borrower; or

   (B) Take any steps whatsoever to accept, perfect Lender's security interest in, foreclose, realize on, or deal in any manner with collateral security, if any, for the payment of the obligations, or any other guaranty of the obligations; or

   (C) In any other respect exercise any diligence whatever in collecting or attempting to collect any of the obligations by any means.

   The liability of Guarantor for payment of the obligations shall be absolute and unconditional, and nothing whatever except actual full payment to the Lender of all the obligations guaranteed by Guarantor hereunder and except as otherwise provided herein shall operate to discharge Guarantor's liability. Accordingly, Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guaranty or suretyship law, would otherwise operate to impair or diminish the liability of Guarantor. Without limiting the generality of the foregoing, Guarantor agrees that none of the following shall diminish or impair the liability of Guarantor in any respect (all of which may be done without notice to Guarantor of any kind):

   (A) Any extension, modification, indulgence, compromise, settlement, or variation of the terms of any of the obligations, or of any agreement entered into with Guarantor or any other person liable for any part of the obligations;

   (B) The voluntary or involuntary discharge or release of any of the obligations, or of any person liable therefore, by reason of bankruptcy or insolvency laws or otherwise;

   (C) The acceptance or release, with or without substitution, by Lender of any collateral security or other guaranty, or collateral security for such other guaranty, or any settlement, compromise, or extension with respect to any collateral security, other guaranty, or collateral security for such other guaranty;

   (D) The application or allocation by Lender of payments, collections, or credits on any portion of the obligations regardless of what portion of the obligations remains unpaid;

   (E) The creation of any new obligations covered by this guaranty or renewal of any existing obligations.

   (F) The extension of credit by Lender to Borrower in an aggregate amount exceeding the maximum aggregate liability of Guarantor hereunder; or

   (G) The making of a demand, or absence of demand, for payment of the obligations or giving, or failing to give, any notice of dishonor to protest or any other notice.

   Guarantor unconditionally waives:

   (A) Any subrogation to the rights of Lender against Borrower, until all of the obligations have been satisfied in full;

   (B) Any right of indemnity against Borrower, or right to reimbursement from Borrower, if such rights would impair the remedies of Lender against Guarantor under this guaranty or against any collateral for any of the obligations, in connection with the bankruptcy of Borrower or otherwise;

   (C) Any acceptance or notice of acceptance of this guaranty; and

   (D) Any set-offs or counterclaims against Lender which would otherwise impair Lender's rights against Guarantor hereunder.

   Guarantor represents and warrants to Lender that:

   (A) The execution, delivery, and performance by Guarantor of this guaranty (1) is authorized by all documents, agreements, and stipulations limiting the activities of Guarantor, (2) does not require approval of any governmental authority, (3) will not violate any provision of law, any order of any court or any governmental authority, or any indenture, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's property is bound, (4) will not be in conflict with, result in a breach of, or constitute (with or without due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or (5) will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of Guarantor's property or assets. This guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable in accordance with its terms.

   (B) There is no action, suit, or proceeding pending, or to the knowledge of Guarantor threatened, against or affecting Guarantor or involving the validity or enforceability of this guaranty, including before or by any governmental authority, and Guarantor is not in default with respect to any order, writ, judgment, decree, or demand of any court or other governmental authority.

   (C) The financial statements of Guarantor most recently delivered to Lender (1) are complete and correct in all material respects, (2) accurately represent the financial condition of Guarantor as of their date, and (3) disclose all of Guarantor's liabilities, direct or contingent, as of such date. There has been no adverse change in the financial condition of Guarantor since the date of such financial statement. The term "adverse change in financial condition" means a decrease of 20% or more in aggregate net worth, insolvency, bankruptcy, or prospective failure to meet current liabilities as they come due.

   (D) All of the indebtedness and liabilities constituted by the obligations, including but not limited to the indebtedness evidenced by the note, shall be paid and performed strictly in accordance with the terms thereof, regardless of any insolvency or bankruptcy of the Borrower or any other person or entity.

   (E) Neither this guaranty nor any certificate or other document furnished to Lender by or on behalf of Guarantor pursuant to the note or any of the other obligations contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to Guarantor that, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting Guarantor's business condition or affairs, properties, or assets considered as an entirety.

   The liability of each Guarantor (if more than one) as to the obligations guaranteed hereby shall be joint and several with any and each other Guarantor of all or any portion of the obligations.

   If Lender shall have exculpated Borrower or any other Guarantor of the obligations from liability in whole or in part, said exculpation or agreement shall not affect the obligations of the Guarantor hereunder, Guarantor hereby acknowledging that the obligations under this guaranty are independent of the obligations of the Borrower and are to be construed as if no such exculpation or agreement has been granted to the Borrower or such other guarantor by the Lender.

   This Guaranty shall inure to the benefit of Lender, its successors and assigns, including each and every holder or owner of any of the obligations guaranteed hereby and this guaranty shall be deemed a separate contract with each such holder and owner.

   Notwithstanding the death or adjudication of incompetency of any Guarantor, this Guaranty Agreement shall be binding on the estate or committee of such Guarantor.

   No invalidity, irregularity, or unenforceability of all or any part of the obligations hereby guaranteed or of any security therefor shall affect, impair, or be a defense to this guaranty, and this guaranty is a primary obligation of Guarantor.

   Lender shall have the right to set off at any time after default by Borrower with respect to any of the obligations, without notice to Guarantor, any and all deposits or other sums at any time or times credited by or due from Lender to Guarantor, whether or not held by Lender in a special account or other account or represented by a certificate of deposit (whether or not matured), which deposits and other sums shall at all times constitute additional security for the obligations and the obligations and warranties arising under this guaranty. Guarantor hereby grants to Lender a lien on and a continuing security interest in all instruments, documents, securities, cash, chattel paper, general intangibles, deposits, certificates of deposit, all other property, and the proceeds of any of the foregoing, owned by Guarantor or in which Guarantor has an interest, which now or hereafter are at any time in possession or control of Lender, or in transit by mail or carrier to or from Lender or in the possession of any third party on behalf of Lender, without regard to whether lender received the same pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Lender had conditionally released the same, all of which shall at all times constitute additional security for the obligations and the obligations and warranties arising under this guaranty, and all of which may be applied at any time after default with respect to any of the obligations, without notice to Borrower or to Guarantor to the obligations of Borrower in such order as Lender may determine.

   Guarantor shall furnish to Lender a personal financial statement on or before the end of each fiscal year of the Borrower, dated within thirty (30) days prior to such fiscal year end while any portion of the Obligations are unpaid or unperformed, detailing the assets, liabilities (including all contingent liabilities), net worth and annual income of said Guarantor, certified by Guarantor to be complete and accurate. Guarantor shall further furnish to Lender prompt written notice of any condition or event which has resulted or could reasonably be expected to result in a material adverse change in the financial condition or net worth of such Guarantor.

   No amendment, modification, or waiver of this guaranty shall be deemed to be made by Lender unless in a writing signed by a duly authorized officer of Lender, and any such amendment, modification, or waiver shall be strictly construed. No waiver by Lender shall be construed or deemed to be a waiver of any other provision or condition of this guaranty or a waiver of a subsequent breach of the same provision or condition.

   The invalidity or unenforceability of any one or more provision of this guaranty shall not impair the validity and enforceability of all of the other provisions of this guaranty.

   Lender and Guarantor hereby acknowledge and agree that this guaranty has been delivered in Bullitt County, Kentucky, and that in the event Lender or Guarantor at any time shall institute any action or proceeding against Guarantor or Lender or otherwise pertaining to the obligations guaranteed hereby, Guarantor and Lender shall be subject to (and hereby consent to) the jurisdiction of all courts of the Commonwealth of Kentucky and to the venue of any such action or proceeding in the courts of Bullitt County, Kentucky.

   Any notice given to Lender hereunder shall be given in writing and either personally delivered, sent by a nationally recognized courier service, or sent by registered or certified mail, postage prepaid, to Lender, to the address set out above, or to such other address as Lender shall have specified in a notice to Guarantor given in accordance with the second sentence of this paragraph. Any notice given to Guarantor hereunder shall be sufficiently given if in writing and either personally delivered, sent by a nationally recognized courier service, or sent by registered or certified mail, postage prepaid, addressed to Guarantor at the address for Guarantor set forth opposite Guarantor's name at the end of this guaranty, or to such other address as Guarantor shall have designated in a written notice to Lender given in accordance with the first sentence of this paragraph.

   This guaranty, and all rights and obligations hereunder including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Kentucky, and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the Commonwealth of Kentucky.

   This guaranty agreement supplements and is in addition to any other guaranties given by Guarantor and other persons and entities, respectively, to Lender of obligations, indebtedness, and liabilities of Borrower to Lender, and shall not be deemed to be in substitution for nor otherwise impair in any manner the enforceability of such other guaranties against Guarantor or any other person or entity which is a party to any such other guaranties. The guaranty which is written on the Note is intended to supplement this Guaranty, and in the event of any conflict between the terms of the Guaranty which is written on the Note and this Guaranty, this Guaranty shall control, except that the unenforceability of this Guaranty, in whole or in part, shall not affect the enforceability of the guaranty which is written on the Note.

   GUARANTOR (AND EACH OF THEM IF MORE THAN ONE) HEREBY
KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN CONNECTION WITH
ANY ACTION, CLAIM, COUNTER-CLAIM, CROSS-CLAIM, OR OTHER
LITIGATION OR PROCEEDING, BY WHOMSOEVER COMMENCED, CONNECTED WITH
OR ARISING OUT OF THIS AGREEMENT OR THE OBLIGATIONS.

   IN TESTIMONY WHEREOF, witness the signature of Guarantor as of the date first above set forth.

GUARANTOR


BY:                           ADDRESS:  2669 Charlestown Road
   W. BENNETT COLLETT                   Suite D
                                        New Albany, IN  47150


PIONEER BANK, LENDER


BY:
   KENNETH KIDD,
   VICE-PRESIDENT

STATE OF KENTUCKY
COUNTY OF __________

   The foregoing instrument was sworn and acknowledged before me this ______ day of ____________, 1996, by W. BENNETT COLLETT, in his individual capacity to be his true voluntary act and deed.

   My commission expires:  ___________.


                                   NOTARY PUBLIC
                                   STATE AT LARGE, KENTUCKY

STATE OF KENTUCKY
COUNTY OF __________

   The foregoing instrument was sworn and acknowledged before me this ____ day of ________, 1996, by KENNETH KIDD, VICE-PRESIDENT
OF PIONEER BANK, in his corporate capacity to be the true voluntary act of the corporation.

   My commission expires:  ___________.


                                   NOTARY PUBLIC
                                   STATE AT LARGE, KENTUCKY

This instrument prepared by:



LINDA S. BOUVETTE
ATTORNEY AT LAW
J. CHESTER PORTER & ASSOCIATES
P.O. Box 509
Taylorsville, KY 40071